Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2019 (July 2, 2019 as to the convenience translation described in Note 2) relating to the financial statements of 9F Inc. appearing in the Registration Statement No. 333-232802 on Form F-1 of 9F Inc.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

May 19, 2020